Exhibit 10.2

Citibank, N.A.

AGREEMENT FOR LETTER OF CREDIT
dated as of October 11, 2006

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Section 25.

Citibank, N.A. (“Citibank”) agrees to issue at the request and for the account of the undersigned (“Applicant”) one or more irrevocable letters of credit, each in a form satisfactory to Applicant and Citibank (each a “Credit”, and collectively, the “Credits”), up to an aggregate maximum amount not to exceed the amount of the Security Letter of Credit, substantially in accordance with the terms and conditions hereof.  In consideration of your issuing, from time to time, one or more Credits substantially in accordance with the terms and conditions provided by Applicant, Applicant unconditionally agrees with Citibank as follows:

1.             Condition to Issuance of any Credit.  The obligation of Citibank to issue a Credit hereunder, on any Business Day, is subject to (a) the Security Letter of Credit having an available amount not less than the sum of (i) the aggregate amount of the Credits outstanding on such date, plus (ii) the aggregate amount of Drafts, if any, not reimbursed by or on behalf of Applicant on such date, plus (iii) the amount of the Credit that Applicant has requested Citibank to issue on such date, (b) any such Credit having a maturity date that is no later than five Business Days prior to the expiration date of the Security Letter of Credit and (c) Citibank having received at least one Business Day’s prior written notice at its office specified below requesting such Credit in the form attached as Annex I.

2.             Reimbursement. Applicant will pay Citibank the amount of each draft or other request for payment (each, a “Draft”) drawn under any Credit, whether drawn before, on or, if in accordance with applicable law, after the expiry date stated in any such Credit. Each such payment shall be made, following payment by Citibank, on demand.

3.             Commissions, Fees, Charges and Expenses. Applicant will pay Citibank within ten Business Days of demand therefor, all expenses, charges and other amounts which Citibank may actually pay or actually incur in connection with the Credits, it being agreed that Applicant is not obligated to pay to Citibank any commitment commission, facility fee or letter of credit fee in respect of the Credits.

4.             Payments; Interest on Past Due Amounts; Computations. All amounts due from Applicant shall be paid to Citibank at 399 Park Avenue, New York, New York 10043 (or such other address notified to Applicant in writing), with-out defense, set-off, cross-claim, or counterclaim of any kind, in U.S. dollars and in same day funds, provided, however, that if any such amount is denominated in a currency other than U.S. Dollars, Applicant will pay the equivalent of such amount in U.S. Dollars computed at Citibank’s selling rate for cable transfers to the place where and in the currency in which such amount is payable, or such other currency, place, form and manner acceptable to Citibank in its sole discretion. Any amount not paid when due shall bear interest until paid in full at a daily fluctuating interest rate per annum equal to two percent per annum above the rate of interest announced publicly from time to time by Citibank in New York as Citibank’s Base Rate. Applicant authorizes Citibank to charge any account of Applicant for any amount when due.  Unless otherwise agreed in writing as to any Credit, all computations of commissions, fees and interest shall be based on a 360-day year and actual days elapsed.

5.             Increased Costs or Reduced Return.  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:  (a) subjects Citibank to any tax or changes the basis of taxation (including in both cases withholding taxes) with respect to this Agreement or the Credits (except for taxes on the overall net income of Citibank, franchise taxes, any branch profits taxes, and any taxes attributable to a failure of Citibank to withhold United States federal income taxes under the due diligence requirements imposed upon a withholding agent under §1.1441 7(b) of the income tax regulations); (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, Citibank; or (c) imposes, modifies or deems applicable any capital adequacy or similar requirement (i) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, Citibank, or (ii) otherwise applicable to the obligations of Citibank under this Agreement or the Credits, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon Citibank with respect to this Agreement or the Credits, or the issuance or maintenance of any Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on Citibank’s capital, taking into consideration Citibank’s customary policies with respect to capital adequacy) by an amount which Citibank in its sole discretion deems to be material, Citibank shall from time to time notify Applicant of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Citibank to be necessary to compensate Citibank for such increase in cost, reduction of income, additional expense or reduced rate of return.  Such notice shall set forth in reasonable detail the basis for such determination, provided, however, that any such determination shall be conclusive and binding absent manifest error.  Such amount shall be due and payable by Applicant to Citibank ten Business Days after such notice is given.  If Citibank receives a refund in respect of any amounts paid by Applicant pursuant to this Section 5, which refund in good faith judgment of Citibank is allocable to such payment, it shall notify Applicant of such refund and repay such refund to Applicant net of all out-of-pocket expenses of Citibank, provided, however, that Applicant, upon the request of Citibank, agrees to repay the amount paid over to Applicant to Citibank in the event Citibank is required to repay such refund.

6.             Indemnification.  (a) Applicant agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Citibank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Citibank, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by Citibank, including the reasonable fees, charges and disbursements of one firm of counsel for Citibank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Credits, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) Applicant agrees to indemnify Citibank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Credit or the use of the proceeds thereof (including any refusal by Citibank to honor a demand for payment under any Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Applicant or any of its Subsidiaries, or any Environmental Liability related in any way to Applicant or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Affiliates or from a breach of this Agreement by such Indemnitee.

(c) To the extent permitted by applicable law, no party hereto shall assert and each party hereto waives, any claim against any Indemnitee, on any theory of liability, for special, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Credit or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable promptly after written demand therefor accompanied by the appropriate invoice or other detail supporting such amount.

7.             Obligations Absolute: Limitations of Liability. (a) Applicant’s obligation to repay the Drafts and to make the other payments provided herein (the “Obligations”) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of the Credits or this Agreement, or any term or provision therein, (ii) the existence of any claim, set-off, defense or other right that Applicant, or any Affiliate of Applicant may have at any time against the beneficiary or any transferee of the Credits (or any Persons or entities for whom such beneficiary or transferee may be acting), Citibank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) without limiting Section 7(b) below, any Draft, demand certificate or any other document presented under the Credits proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by Citibank under the Credits against presentation of a Draft or other document that does not comply with the terms of the Credits, (v) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any Credit; (vi) any non-application or misapplication by the beneficiary of the Credits of the proceeds of any drawing under the Credits; (vii) the fact that a Default shall have occurred and be continuing; or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Applicant’s obligations hereunder.

(b) Neither Citibank nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Credits or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding subsection (a)), or any error, omission, interruption, loss or delay in transmission or delivery of any Draft, notice or other communication under or relating to the Credits (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Citibank; provided that the foregoing shall not be construed to excuse Citibank from liability to Applicant to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Applicant to the extent permitted by applicable law) suffered by Applicant that are caused by Citibank’s failure to exercise care when determining whether Drafts and other documents presented under the Credits comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of Citibank (as finally determined by a court of competent jurisdiction), Citibank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of the Credits, Citibank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary (other than a valid injunction issued by a court of competent jurisdiction), or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Credits.

8.             Independence. Applicant acknowledges that the rights and obligations of Citibank under the Credits are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Credits, including contracts or arrangements between Citibank and Applicant and between Applicant and the beneficiary of any Credit. Citibank shall have no duty to notify Applicant of its receipt of a Draft, certificate or other document presented under any Credit or of its decision to honor any such Credit. Citibank may, without incurring any liability to Applicant or impairing its entitlement to reimbursement under this Agreement, honor any Credit despite notice from Applicant of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of any Credit or any other Person. Citibank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of any Credit. Citibank shall have no duty to seek any waiver of discrepancies from Applicant, nor any duty to grant any waiver of discrepancies which Applicant approves or requests. Citibank shall have no duty to extend the expiration date or term of any Credit or to issue a replacement letter of credit on or before the expiration date of any Credit or the end of such term.

9.             Non-Documentary Conditions. Citibank is authorized (but shall not be required) to disregard any non-documentary conditions stated in any Credit.

10.           Transfers. If, at Applicant’s request, any Credit is issued in transferable form, Citibank shall have no duty to determine the proper identity of anyone appearing in any transfer request, Draft, or other document as transferee, nor shall Citibank be responsible for the validity or correctness of any transfer.

11.           Extensions and Modifications of the Credit. This Agreement shall be binding upon Applicant with respect to any extension or modification of any Credit made at Applicant’s request or with Applicant’s consent. Applicant’s Obligations shall not be reduced or impaired in any way by any agreement by Citibank and the beneficiary of any Credit extending Citibank’s time to honor or to give notice of discrepancies and any such agreement shall be binding upon Applicant.

12.           Covenants of Applicant. Applicant will, so long as any Credit or any reimbursement or other payment obligation of Applicant under this Agreement remains outstanding, comply with the covenants set forth below:

(a) Applicant will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of Applicant; provided that Applicant is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Applicant and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.05 of the of the Credit Agreement.

(b) Applicant will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon Applicant or any of its Subsidiaries or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Applicant or any of its Subsidiaries, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

(c) Applicant will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order as in the judgment of Applicant may be necessary so that the business of Applicant may be properly and advantageously conducted at all times; provided that nothing in this Section prevents Applicant from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Applicant, desirable in the conduct of the business of Applicant.

(d) Applicant will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Applicant and its Subsidiaries are then conducting business.

(e) Applicant will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens (as defined in the Credit Agreement) on any of its or their Property, or on any shares of Capital Stock unless permitted by or secured in accordance with the terms of the Credit Agreement.

(f) Applicant will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under this Agreement (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction permitted pursuant to Section 5.05 of the Credit Agreement.

(g) Applicant shall deliver or cause to be delivered to Citibank as soon as available and in any event within 55 calendar days after the end of each of the first three fiscal quarters in each fiscal year of Hovnanian, financial statements of Hovnanian, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of Hovnanian as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  Applicant will be deemed to have complied with the delivery requirements of this Section 12(g) if within 55 days after the end of Hovnanian’s fiscal quarter, Applicant delivers to Citibank a copy of Hovnanian’s Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section 12(g).

(h) Applicant shall deliver or cause to be delivered to Citibank as soon as available and in any event within 90 days after the end of each fiscal year of Hovnanian, financial statements of Hovnanian consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to Citibank. The certificate or report of accountants delivered pursuant to this Section 12(h) shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency that would materially impair the prospect of payment or performance of any covenant, agreement or duty of Applicant under this Agreement or cause or constitute an Event of Default.  Applicant will be deemed to have complied with the delivery requirements of this Section 12(h) if within 90 days after the end of Hovnanian’s fiscal year, Applicant delivers to Citibank a copy of Hovnanian’s Annual Report and Form 10-K as filed with the SEC and the financial statements and separately delivers the above-referenced certification of public accountants.

(i) Promptly after any officer of Applicant has learned of the occurrence of a Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer or principal accounting officer of Applicant setting forth the details of such Default and the action that Applicant proposes to take with respect thereto.

(m) Promptly upon their becoming available to Applicant and not otherwise provided to Citibank under clause (g), (h) or (i) of this Section 12 (A) any reports, notices or proxy statements generally distributed by Hovnanian to its stockholders and (B) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Hovnanian with the SEC.

(n) Such other reports and information as Citibank may from time to time reasonably request.

13.           Representations and Warranties of Applicant.  Applicant represents and warrants that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) it has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; (c) it is duly licensed or qualified and in good standing in each jurisdiction where the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change; (d) it has full power to enter into, execute, deliver and carry out this Agreement, and to perform its obligations under this Agreement, and all such actions have been duly authorized by all necessary proceedings on its part; (e) this Agreement has been duly and validly executed and delivered by Applicant; (f)  this Agreement constitutes, legal, valid and binding obligation of Applicant, enforceable against Applicant in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization moratorium or other similar laws affecting the enforceability of creditor’s rights generally or limiting the right of specific performance; (g) neither the execution and delivery of this Agreement by Applicant nor the consummation of the transactions herein or compliance with the terms and provisions hereof by Applicant will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of formation or other organizational documents of Applicant or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Applicant is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Applicant (other than Liens granted under the Credit Agreement) that could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change; (h) there are no actions, suits, proceedings or investigations pending or, to the knowledge of Applicant, threatened against Applicant at law or equity before any Official Body that individually or in the aggregate may result in any Material Adverse Change; (i) it is not in violation of any order, writ, injunction or any decree of any Official Body that may result in any Material Adverse Change; (j) (i) Applicant has delivered to Citibank copies of Hovnanian’s  audited and consolidated year-end financial statements for and as of the end of the fiscal year ended October 31, 2005 (the “Annual Statements”) and unaudited consolidated quarter-end statements for and as of the end of the fiscal quarters ended January 31, 2006, April 30, 2006 and July 31, 2006 (the “Quarterly Statements”, and, together with the Annual Statements, the “Historical Statements”), (ii) the Historical Statements were compiled from the books and records maintained by Hovnanian’s management, are correct and complete in all material respects and fairly represent (subject, in the case of Quarterly Statements, to year-end adjustments) in all material respects the consolidated financial conditions of Hovnanian and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, (iii) the Historical Statements accurately reflect the liabilities in all material respects of Hovnanian and its Subsidiaries as of the respective dates of the Historical Statements, (iv)  as of the date hereof, neither Hovnanian nor any Subsidiary of Hovnanian has any liabilities, contingent or otherwise, or forward or long-term commitments that are required by GAAP to be, but are not, disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Hovnanian or any Subsidiary of Hovnanian that may cause a Material Adverse Change and (v) except as disclosed in reports filed by Applicant or Hovnanian with the SEC prior to the date hereof, since October 31, 2005, no Material Adverse Change has occurred; (k) each of the reports required to be filed by Applicant under

Section 13(a) of the Exchange Act on or prior to the date hereof has been filed and, as of the respective dates thereof and the date hereof, such reports, taken as a whole,  did not contain and do not contain an untrue statement of a material fact and did not omit and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; (l) neither Applicant nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock and (m) neither Applicant nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

14.           Default. Each of the following shall be an “Event of Default” under this Agreement: (a) Applicant’s failure to pay within three (3) Business Days when due, any interest on any obligation to Citibank or any fee or other amount payable to Citibank under this Agreement; (b) Applicant’s failure to pay when due, any principal of any obligation to Citibank under this Agreement; (c) Applicant’s failure to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a) and (b) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from Citibank to Applicant (except in the case of a default under Section 12(f) of this Agreement, which will constitute Events of Default without notice or the passage of time), (d) any representation or warranty made in this Agreement or any document delivered by it under this Agreement, shall prove to have been incorrect in any material respect when made, deemed made or delivered or (e) any “Event of Default” under and as defined in the Credit Agreement, shall have occurred and be continuing; provided, however, any Event of Default hereunder (other than the Event of Default described in clause (e) above) shall be deemed waived by Citibank if and for so long as the amount available to be drawn under the Security Letter of Credit or the amount of Security Letter of Credit Proceeds then held by Citibank equals of exceeds the aggregate amount of the Credits plus the aggregate outstanding principal amount of reimbursement obligations under Section 2 at the time of determination.

15.           Remedies; Security Letter of Credit Proceeds. (a) To the extent the Obligations are not fully satisfied pursuant to the last sentence of Section 15(b), if any Event of Default shall have occurred and be continuing, the amount of each Credit as well as any or all Obligations shall, at Citibank’s option, become due and payable immediately without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Applicant; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Applicant under the U.S. Federal Bankruptcy Code, the amount of the Credit and all Obligations shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Applicant. In addition, Citibank may (i) if any Credit shall not have been issued, by notice to Applicant declare its obligation to issue any Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) send notice to Applicant of the occurrence of an Event of Default thereby resulting in (I) the termination of the Credits on the tenth Business Day following receipt by Applicant of such notice and (II) pursue all other remedies available at law, by contract, in equity or otherwise.

(b) Citibank agrees, to the fullest extent permitted by law, (i) to apply the proceeds of each draw under the Security Letter of Credit directly to the satisfaction of the Obligations due and payable at the time of such draw and (ii) to apply any remaining amount of such draw (and any proceeds or investments thereof) directly to the other Obligations, when and as such Obligations become due and payable (such drawn amounts and any proceeds or investments thereof, “Security Letter of Credit Proceeds”).  Receipt or application of the Security Letter of Credit Proceeds to the Obligations in accordance with the foregoing shall constitute for all purposes of this Agreement (including reinstatement, if applicable, of amounts available to be drawn under any Credit) satisfaction of the Obligations to the extent of the amounts so applied.

(c)  Subject to Section 15(b), Applicant agrees that Citibank will have the sole right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Security

Letter of Credit Proceeds it holds, free from any claim or right of any nature whatsoever of Applicant, including any equity or right of redemption by Applicant.  For purposes of any rights or remedies authorized under this Agreement, Citibank will be deemed to continue to hold all Security Letter of Credit Proceeds, regardless of whether Citibank has exercised any rights with respect to any Security Letter of Credit Proceeds pursuant to the preceding sentence.

(d) Citibank agrees that promptly following the Termination Date, Citibank will return to Applicant all Security Letter of Credit Proceeds, if any, then held by Citibank. Citibank and Applicant agree that, for the avoidance of doubt, (i) the Security Letter of Credit Proceeds are the property of Citibank and not of Applicant, (ii) Applicant has no interest in the Security Letter of Credit or any Security Letter of Credit Proceeds other than the right to receive any remaining Security Letter of Credit Proceeds following the Termination Date as described in the immediately preceding sentence, and (iii) this Agreement does not constitute a transfer of the property of Applicant.

(e) Applicant agrees that, from time to time upon the written request of Citibank, Applicant will execute and deliver such further documents and do such other acts and things as Citibank may reasonably request in order fully to effect the purposes of this subsection.  Citibank may employ agents and attorneys in fact in connection with this Section and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

16.           Set-off. If any Event of Default shall occur and be continuing, Citibank may set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the credit or the account of Applicant (“Deposits”) against any and all of the past-due Obligations to the extent that such Obligations have not been fully satisfied pursuant to the last sentence of Section 15(b) or otherwise, irrespective of whether or not Citibank shall have made any demand under this Agreement and although such Deposits or Obligations may be unmatured or contingent. Citibank’s rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Citibank may have under this Agreement or applicable law.

17.           Waiver of Immunity. Applicant acknowledges that this Agreement is, and each Credit will be, entered into for commercial purposes and, to the extent that Applicant now or later acquires any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Applicant now irrevocably waives its immunity with respect to the Obligations.

18.           Notices; Interpretation; Severability. Notices shall be effective, if to Applicant, when sent to its address indicated below the signature line and, if to Citibank, when received at Two Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Patricia D. Stewart, facsimile number: 212-994-0847, or as to either, such other address as either may notify the other in writing. Headings are included only for convenience and are not interpretative. The term “including” means “including without limitation.” If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

19.           Successors and Assigns. This Agreement shall be binding upon Applicant and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Citibank, its successors and assigns. Applicant shall not voluntarily transfer or otherwise assign any of its obligations under this Agreement. Citibank, subject, if the transferee is not an Affiliate, to Applicant’s consent if no Event of Default exists, may transfer or otherwise assign its rights and obligations under this Agreement, in whole or in part, and shall be forever relieved from any liability with respect to the portion of Citibank’s rights or obligations transferred or assigned. Applicant acknowledges that information pertaining to Applicant as it relates to this Agreement or the Credits may be disclosed to (actual or potential) transferees or assignees so long as such actual or potential transferee agrees to be bound by the confidentiality provisions hereof. This Agreement shall not be construed to confer any right or benefit upon any Person other than Applicant and Citibank and their respective successors and permitted assigns.

20.           Modification; No Waiver. None of the terms of this Agreement may be waived or amended except in a writing signed by the party against whose interest the term is waived or amended. Forbearance, failure or delay by Citibank in the exercise of a remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any remedy preclude any further exercise of that or any other remedy. Any waiver or consent by Citibank shall be effective only in the specific instance and for the specific purpose for which it is given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.

21.           Multiple Role Disclosure. Citibank and its Affiliates offer a wide range of financial services, including back-office letter of credit processing services on behalf of financial institutions and letter of credit beneficiaries. Our services are provided internationally to a wide range of customers, some of whom may be Applicant’s counter-parties or competitors. Applicant acknowledges and accepts that Citibank and its Affiliates may perform more than one role in relation to any particular Credit.

22.           Integration; Remedies Cumulative; Delivery by Facsimile. This Agreement constitutes the entire agreement between the parties concerning Citibank’s issuance of a Credit or Credits for Applicant’s account and supersedes all prior or simultaneous agreements, written or oral. All rights and remedies of Citibank under this Agreement and other documents delivered in connection with this Agreement are cumulative and in addition to any other right or remedy under this Agreement, the Credits or applicable law. Delivery of a signed signature page to this Agreement by facsimile transmission shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Agreement.

23.           Termination; Surviving Provisions. This Agreement shall be terminated only upon payment in full to Citibank of all Obligations hereunder. The indemnity, tax, immunity, and jurisdiction provisions shall survive termination of this Agreement. If any Credit is issued in favor of any bank or other financial or commercial entity in support of an undertaking issued by such bank or entity on behalf of Applicant or Citibank, Applicant shall remain liable under this Agreement (even after expiry of any such Credit) for amounts paid and expenses incurred by Citibank with respect to any such Credits or the undertaking until Citibank is released by such other bank or entity.

24.           Governing Law; Submission to Jurisdiction; Confidentiality. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.  Applicant hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Applicant irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b) Applicant agrees that Citibank may issue Credits subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the “UCP”) or the International Standby Practices, International Chamber of Commerce No. 590 (the “ISP”) or, at Citibank’s option, such later revision thereof in effect at the time of issuance of any Credit. The UCP or the ISP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof.

(c) Applicant agrees that for matters not addressed by the UCP or the ISP, the Credits shall be subject to and governed by the laws of the state of New York and applicable U.S. Federal laws. If, at Applicant’s request, any Credit expressly chooses a state or country law other than New York, U.S.A., or is silent with respect to UCP, ISP or governing law, Citibank shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by Citibank if such action or inaction is justified under UCP, ISP, New York law or the law governing any such Credit.

(d) Citibank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to Citibank and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) on a “need to know” basis solely in connection with the transactions contemplated by this Agreement, (ii) to the extent requested by any regulatory authority, provided, however, that, to the extent legally permitted, Applicant is promptly notified in order that it may seek a protective order or take other appropriate action, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to the extent reasonably required or reasonably deemed advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this subsection (d), to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivatives transaction relating to Applicant, any Subsidiaries and the obligations hereunder, (vi) with the consent of Applicant or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this subsection (d) or (B) becomes available to Citibank on a nonconfidential basis from a source other than Applicant.  For the purposes of this subsection (d), “Information” means all information received from Applicant in connection with this Agreement relating to Applicant or its business, other than any such information that is available to Citibank on a nonconfidential basis prior to disclosure by Applicant.  Any Person required to maintain the confidentiality of Information as provided in this subsection (d) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

25.           Defined Terms.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Applicant” shall have the meaning set forth in the Preamble hereto.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the date hereof.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit” shall have the meaning set forth in the Preamble hereto.

“Credit Agreement” means the Credit Agreement, dated as of October 11, 2006,

among Applicant, as borrower, Hovnanian and certain subsidiaries thereof as guarantors, the lenders named therein, Citicorp USA, Inc., as issuing bank and administrative agent, and The Bank of New York, not in its individual capacity, but solely as paying agent, as amended, supplemented, modified, amended and restated or refinanced from time to time.

“Credit Agreement Parties” means Applicant and each guarantor of the Credit Agreement.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposits”  shall have the meaning set forth in Section 16 hereto.

“Draft” shall have the meaning set forth in Section 2 hereto.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Applicant or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Event of Default”  shall have the meaning set forth in Section 14 hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hovnanian” means Hovnanian Enterprises, Inc., a Delaware corporation.

“Indebtedness” “Indebtedness” of any Person means, without duplication, (i) any liability of such Person (A) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (C) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof); (ii) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, provided, however, that Indebtedness of Applicant will not include obligations under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof; (iii) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP; and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (A) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (B) the maximum liability of such Person for any contingent obligations under clause (i) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (C) in the case of clause (iv) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indemnitee” shall have the meaning ascribed to it in Section 6.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest that, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by a Credit Agreement Party under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than a Credit Agreement Party during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.

“ISP” shall have the meaning set forth in Section 24 hereto.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization, or approval, lien or award of or settlement agreement with any Official Body.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.  For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Material Adverse Change” means a set of circumstances or events that (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or business prospects of the Security Letter of Credit Parties taken as a whole, (iii) impairs materially or could reasonably be expected to impair materially the ability of Applicant to duly and punctually pay or perform its material Indebtedness for borrowed money, or (iv) impairs materially or could reasonably be expected to impair materially the ability of Citibank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement.

“Mortgage Subsidiary” means any Subsidiary of Hovnanian substantially all of the operations of which consist of the mortgage lending business.

“Obligations” shall have the meaning set forth in Section 7 hereto.

“Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“SEC”  means the Securities and Exchange Commission.

“Security Letter of Credit”  means a Letter of Credit issued by Citicorp USA, Inc. naming Citibank as beneficiary to support the payment by Applicant of the Obligations.

“Security Letter of Credit Proceeds” shall have the meaning set forth in Section 15 hereto.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Termination Date” means the later to occur of (a) the termination of the Security Letter of Credit and (b) the date of the termination or expiry of all Credits and the payment in full (including, without limitation, by application of Security Letter of Credit Proceeds in accordance with this Agreement) of all Obligations that are or may become payable.

“U.S.” means the United States of America.

“UCP” shall have the meaning set forth in Section 24 hereto.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, supplemented, amended and restated or otherwise modified from time to time.

27. JURY TRIAL WAIVER. APPLICANT AND CITIBANK EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT, OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

Very truly yours,

Applicant: K. Hovnanian Enterprises, Inc.

By: (Authorized Signer):

(Signature)

(Print Name)

(Title)

(Signature)
Relationship Manager (Signature & Stamp)

(Print Name)

	(Title)	(Other required Signature & Stamp)

Address:	110 West Front Street
Red Bank, NJ 07701

Co-Applicant (if any):

By (Authorized Signer):

(Signature)

(Print Name)

(Title)

Address:

(For Citibank Use Only)
Approvals to Issue

Annex I

Application for Standby Letter of Credit
Citibank, N.A., New York, NY 10043
Attn: Standby Letter of Credit Dept.,	Letter of Credit Reference No.

Advising Bank (Name and Address)	Applicant (Name and Address)	K. Hovnanian Enterprises, Inc.

Beneficiary (Name and Address)	Expiry Date and Place:	[NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE SECURITY LETTER OF CREDIT]

	Amount (In specific	$
currency):

This Application is for the issuance of a standby letter of credit under and subject to the terms and conditions of (select one):

☒           The Agreement for Standby Letter of Credit attached hereto:

☐            The Continuing Agreement for Commercial and / or Standby Letters of Credit dated                  . *

Other (describe):

Subject to the following terms and conditions, please issue your irrevocable Letter of Credit (hereinafter called the “Credit”) to be available by the beneficiary’s draft(s):

Drawn at sight on:

☐            Citibank, N.A., New York, NY

☐            Other:

(Name and Address of Paying Bank, if any)

Accompanied by Beneficiary’s written statement that the amount of any drafts(s) drawn hereunder represent funds due and payable because of the following reasons (select one):

☐            Applicant of the Credit has failed to comply with terms or conditions of a contract described as:

☐            Applicant of the Credit has been awarded a contract under an offer to bid and has failed to become a party to the contract related thereto

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describe):

☐            It has become necessary for the Beneficiary bank or other financial entity to make payment under its undertaking issued on behalf of Applicant of this Credit, with an expiration date of                        , at its counters, in favor of                                                                                                                          , in relation to

☐            Description of transaction if other than described

above:	See attached
(If a sample of the wording is attached, insert “See Attached” above)

*              If a Continuing Agreement is already in place, submit only this Application, with customer’s signature and account manager’s approvals on page 2 of this form.

☐            Credit to be issued in transferable form.

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☐	Any transfer(s) to this Credit to be effective by	Citibank, N.A., at its Tampa, FL offices
(Indicate an appropriate transferring bank name and location)

☐            Attachments hereto impose additional terms and conditions on Applicant and / or Citibank and are incorporated into this Application and Agreement as if fully set forth herein.

☐            All banking charges, other than Citibank, N.A. charges, are for account of:  Beneficiary  Applicant

Transmit the Credit by:	☐ Cable / SWIFT	☐ Airmail	☐ Courier Service.

All drafts and documents called for under the Credit are to be delivered by the negotiating or paying bank to Citibank, N.A. New York by Airmail in a single mailing.

Applicant’s Signature	Date

Account Manager’s Signature and Stamp	Date

The undersigned Co-Applicant hereby agrees to all terms and conditions contained in any “CONTINUING AGREEMENT FOR STANDBY AND COMMERCIAL LETTERS OF CREDIT” that may be in place between Citibank, N.A. and the primary Applicant.

Co-Applicant Signature (if any)	Co-Applicant Name

Co-Applicant Address	Date

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